UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 09, 2011 (September 02, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, 3rd Floor, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1.	Lease Purchase and Sale and Participation Agreement with VAALCO ENERGY (USA), INC.

On September 6, 2011, the Company and Nautilus entered into a Lease Purchase and Sale and Participation Agreement (the “VAALCO PSA”) with VAALCO ENERGY (USA), INC (“VAALCO”) and simultaneously closed the transaction described therein (the “Closing Date”).

Pursuant to the VAALCO PSA, the Company received $5 million in cash on the Closing Date. VAALCO also agreed to drill three new wells, at its sole expense as operator, to the Bakken formation and to formations below the Bakken (the “Deep Intervals”) in its East Poplar Unit and Northwest Poplar fields (the “Poplar Field”), Roosevelt County, Montana Upon completion of three (3) new wells (“Obligation Wells”) in the Deep Intervals of the Poplar Field, VAALCO will have earned a 65% working interest in the Deep Intervals within the Poplar Field. One well will is required to be spud on or before June 1, 2012 and the second and third are required to be spud on or before December 31, 2012. One well will be drilled horizontally to test the Bakken Formation, one well will be drilled vertically to test the Red River Formation, and a third will be targeted at VAALCO’s discretion. All production from an Obligation Well that is completed and the revenue from the sale thereof attributable to applicable leases shall be owned by Magellan/Nautilus and VAALCO consistent with their working interests of 35% and 65%, respectively, subject to all applicable burdens and taxes.

Under the VAALCO PSA, if VAALCO fails to drill and, if applicable, complete, any of the Obligation Wells in accordance with the agreement VAALCO is not entitled to the assignment of the Deep Intervals and shall have no further right to earn any interest in the Deep Intervals and Magellan shall be entitled to retain the purchase price and VAALCO shall relinquish, effective as of the date of the failure, all of VAALCO’s rights, title, and interest in any Obligation Well that has been drilled and, if applicable, completed, and Magellan and Nautilus shall have the right to terminate the VAALCO PSA. However, VAALCO shall be entitled to retain any production and the sale proceeds there from attributable to a relinquished Obligation Well that has accrued to VAALCO’s credit prior to the effective date of the relinquishment.

The VAALCO PSA also provides a process for the resolution of title defects identified through December 31, 2011.

The above summary of the VAALCO PSA is qualified in its entirety by reference to the full text of the VAALCO PSA dated September 6, 2011, which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2011 and is hereby incorporated herein by reference.

2.	Purchase and Sale Agreement between the Company and Owners of Nautilus Technical Group LLC and Eastern Rider LLC

On September 2, 2011, the Company entered into a Purchase and Sale Agreement with the members of Nautilus Technical Group LLC (“Nautilus Tech”) and Eastern Rider LLC (“ER”) (the members of Nautilus Tech and ER individually a “Nautilus Seller” and collectively, the “Nautilus Sellers”), to acquire all of the membership interests in Nautilus Tech and ER, each a Colorado limited liability company (“Nautilus PSA”). As a result of the Nautilus Transaction, the Company acquired an additional 14.3% interest in the Poplar Field and now owns directly or indirectly through Nautilus, a 100% working interest in the Poplar Field, aside from certain working interest owners in the Northwest Poplar field.

Prior to entering into the Nautilus PSA, the Company owned an 83.5% ownership interest in Nautilus Poplar, LLC, a Montana limited liability company (“Nautilus”), alongside Nautilus Tech and ER, which owned 10% and 6.5% membership interests, respectively. Nautilus Tech also owned a direct 2.9% working interest in the Poplar Field, aside from certain working interest owners in the Northwest Poplar field alongside the Company’s direct 28.3% working interest. Nautilus holds a 68.75% undivided working interest in the East Poplar Unit and varied majority interests in the Northwest Poplar field located in Roosevelt County, Montana, which were first discovered in the early 1950s and have unrecovered oil reserves. As a result of the acquisition of the Nautilus Sellers’ interests in Nautilus Tech and ER (“Nautilus Transaction”), the Company is now Nautilus’ sole member and interest holder of Nautilus and owns a 100% working interest in the Poplar Field, aside from certain working interest owners in the Northwest Poplar field. The Nautilus Sellers include Mr. John Thomas Wilson, a Company director, a consultant to Nautilus (each a “Related Seller”) as well as certain other persons.

The Company paid $4 million in cash to the Sellers at closing and will issue approximately $2.0 million worth of new shares of the Company’s common stock to acquire the Seller’s estimated combined direct and indirect 14.3% interest in the Poplar Field. The cash consideration was paid to the Nautilus Sellers upon the execution of the Nautilus PSA. The $2 million worth of new shares of the Company’s common stock, par value $.01 per share (“Common Stock”), less certain debt owed to the Company by Nautilus, Nautilus Tech and ER and certain costs equaling approximately $.3 million, will be issued on the earlier of (i) the business day that is three business days following the date on which the Company’s Form 10-K for the year ending June 30, 2011 is filed with the Securities and Exchange Commission (“SEC”) and (ii) September 30, 2011 (“Issuance Date”). Pricing of the shares will be determined according to the following guidelines; on the Issuance Date, the Company shall deliver to a Nautilus Seller shares of Common Stock as is determined by dividing the total share consideration allocated to the Nautilus Seller under the Nautilus PSA by, in the case of Related Seller, the greater of (i) the NASDAQ consolidated closing bid price of a share of Common Stock on the business day immediately preceding the execution of the PSA date and (ii) the NASDAQ official closing price of a share of Common Stock on the earlier of the business day that is two business days following the date on which MPET’s Form 10-K for the year ending June 30, 2011 is filed with the SEC and September 22, 2011 (“NASDAQ Closing Price”). In the case of a Nautilus Seller that is not a Related Seller, MPET shall deliver shares of Common Stock as is determined by dividing the Total Share Consideration allocated to that Nautilus Seller by the NASDAQ Closing Price. All shares of Common Stock sold pursuant to the Nautilus Transaction will be registered in the name of the Nautilus Sellers and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Nautilus PSA includes two future production payments to the Nautilus Sellers. The first production payment of $ 2 million is payable to the Nautilus Sellers when the sixty (60) day rolling average for production of the Poplar Field has reached 1,000 barrels of oil equivalent per day as set forth in Nautilus’ Reports of Production to the Board of Oil and Gas Conservation of the State of Montana (“Reports”). The second production payment in the amount of $3 million will be paid to the Nautilus Sellers when the sixty (60) day rolling average for production of the Poplar Field has reached 2,000 barrels of oil equivalent per day as per the Reports.

The above summary of the Nautilus PSA is qualified in its entirety by reference to the full text of the Nautilus PSA dated September 2, 2011, which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2011 and is hereby incorporated herein by reference.

3.	Registration Rights Agreement between the Company and Owners of Nautilus Technical Group LLC and Eastern Rider LLC

On September 2, 2011, the Company and the Sellers entered into a Registration Rights Agreement (“RRA”), pursuant to which the Company granted to the Nautilus Sellers certain registration rights with respect to the shares owned by the Nautilus Seller and issued under the Nautilus PSA and, any securities issued or distributed in connection with such shares by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification or otherwise and any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing (“Registrable Securities”).

The Company agreed to pay all expenses associated with the registration of the Registrable Securities except the fees and disbursements of counsel to the Nautilus Sellers. The Company also agreed to indemnify each Nautilus Seller whose Registrable Securities are covered by a Registration Statement or Prospectus (each as defined in the RRA), the Nautilus Seller’s officers, directors, general partners, managing members and managers, each person who controls (within the meaning of the Securities Act)) the Nautilus Seller and the officers, directors, general partners, managing members and managers of each such controlling person from and against any losses, claims, damages, or liabilities, expenses, judgments, fines, penalties, charges and amounts paid in settlement, as incurred, arising out of or based on certain untrue statements of material fact or certain omissions of material facts in any applicable Registration Statement and/or certain related documents.

Item 2.01 Completion of Acquisition or Disposition of Assets

Completion of Acquisition

As described in Item 1.01 above, on September 2, 2011 the Company purchased all the membership interest in Nautilus Tech and ER and, as a result, a 16.5% interest in Nautilus giving the Company a 100% ownership of Nautilus and a direct and indirect 14.3% interest in the Poplar Field. The disclosures regarding the Nautilus Transaction set forth above under the heading Item 1.01 are hereby incorporated herein by reference.

Completion of Disposition

As described in Item 1.01 above, on September 6, 2011, the Company completed the sale of a 65% working interest in the Bakken and deeper formations in the Poplar Fields to VAALCO, pursuant to the terms of the VAALCO PSA. The disclosures regarding the VAALCO Transaction set forth above under the heading Item 1.01 are hereby incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure regarding the Nautilus Transaction set forth under Item 1.01 above is hereby incorporated herein by reference. The shares of the Company’s common stock, par value $0.01 per share to be issued under the Nautilus PSA (“Shares”) will not be registered under the Securities Act, or state securities laws, and may not be resold in the United States in the absence of an effective registration statement filed with the SEC or an available exemption from the applicable federal and state registration requirements.

The Shares will be sold pursuant to Section 4(2) of the Securities Act. In the Nautilus Agreement, each Nautilus Seller represent that (i) it is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such shares in violation of the Securities Act, without prejudice, however, the Nautilus Seller’s right at all times to sell or otherwise dispose of all or any part of the Shares in compliance with applicable federal and state securities laws and (ii) neither the Nautilus Seller nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation with respect to the offer and sale of the Shares, or (b) published any advertisement in connection with the offer and sale of the Shares.

Item 8.01 Other Events

Company Press Release

On September 09, 2011, the Company issued a press release announcing the completion of the Nautilus Transaction and the VAALCO Transaction. A copy of the Company’s September 09, 2011 press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Company press release, dated September 09, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ Antoine J. Lafargue
Name: Antoine J. Lafargue Title: Chief Financial Officer and Treasurer

Dated: September 09, 2011